See Legend on Reverse

Number                                                    _____________  Shares

          Incorporated under the laws of the state of Delaware


                  REDWOOD VALLEY ACQUISITION CORPORATION


                Authorized to issue 120,000,000 shares


100,000,000 common shares                       20,000,000 preferred shares
par value $.0001 each                                par value $.0001 each


This certifies that                          is the owner of

               (           ) fully paid and non-assessable Shares  of the

Common Shares of REDWOOD VALLEY ACQUISITION CORPORATION

transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

 this      day of              A.D.

                                     /s/
                                             President


                      [SEAL]

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        (Reverse side of stock certificate)

LEGEND:

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAW OF THE STATE OR JURISDICTION WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. ANY SALE, TRANSFER OR DISPOSITION OF THESE SECURITIES BY AN INVESTOR WILL NORMALLY REQUIRE THE APPROVAL BY COUNSEL TO THE ISSUER.



     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

     TEN COM       --as tenants in common
     TEN ENT       --as tenants by the entireties
     JT TEN        --as joint tenants with right of  survivorship and not
                        as tenants in common
   UNIF GIFT MIN ACT    -- ____________Custodian
                           ____________(Minor) under Uniform Gifts to
                                                 Minors Act
                           ____________(State)

 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ (please insert social security or other identifying number of assignee) __________________________


_______________________________________________________________
(please print or typewrite name and address of assignee)

_____________________________ Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

               Dated, _______________________________

                     ___________________________________

In presence of    _______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.